Exhibit 99.1

COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

DARREN J. ROBBINS (168593)

TRAVIS E. DOWNS III (148274)

KATHLEEN A. HERKENHOFF (168562)

JEFFREY D. LIGHT (159515)

655 West Broadway, Suite 1900

San Diego, CA 92101-3301

Telephone: 619/231-1058

619/231-7423 (fax)

darrenr@csgrr.com

travisd@csgrr.com

kathyh@csgrr.com

jeffl@csgrr.com

Lead Counsel for Plaintiffs

UNITED STATES DISTRICT COURT

CENTRAL DISTRICT OF CALIFORNIA

SOUTHERN DIVISION

In re FIRST AMERICAN CORPORATION SHAREHOLDER DERIVATIVE LITIGATION	) ) ) )	Master File No. SACV-06-1230-JVS(RNBx)

This Document Relates To: ALL ACTIONS.	) ) ) )	NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION

EXHIBIT A-1

TO:	ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF FIRST AMERICAN CORPORATION (“FIRST AMERICAN” OR THE “COMPANY”) (“CURRENT FIRST AMERICAN SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS WHICH MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD FIRST AMERICAN COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTION. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of this shareholder derivative litigation. This Notice is provided by Order of the United States District Court for the Central District of California, Southern Division (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto. Because this is a shareholders’ derivative action brought for the benefit of First American, no individual First American shareholder has the right to receive any individual compensation as a result of the settlement of this Action.

I. WHY THE COMPANY HAS ISSUED THIS NOTICE

Your rights may be affected by the settlement of the Action styled In re First American Corporation Shareholder Derivative Litigation, Master File No. SACV-06-1230-JVS (RNBx) (the “Action”). Plaintiffs Mark Young and Chris Larson

(“Plaintiffs”), the Individual Defendants,1 and nominal party First American (First American and the Individual Defendants collectively, “Defendants”), have agreed upon terms to settle the Action and have signed a written Stipulation and Agreement of Settlement (the “Stipulation”) setting forth those settlement terms.

On December 22, 2008, at 1:30 p.m., the Court will hold a hearing (the “Final Hearing”) in the Action. The purpose of the Final Hearing is to determine: (i) whether the terms of the Settlement, including the amount of Plaintiffs’ Counsel’s attorney fees and expenses negotiated in this matter are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; and (iii) such other matters as may be necessary or proper under the circumstances.

II. SUMMARY OF THE ACTION

On and after December 19, 2006, the following shareholder derivative actions were filed in the United States District Court for the Central District of California: Young v. Kennedy, et al., No. SACV-06-1230-JVS (RNBx); and Larson v. Kennedy, et al., No. SACV-07-0134-JVS (ANx).

By Order dated February 22, 2007, the Court consolidated both actions under the caption In re First American Corporation Shareholder Derivative Litigation, Master File No. SACV-06-1230-JVS (RNBx). On February 22, 2007, the Court also appointed Mark Young as Lead Plaintiff, and appointed Coughlin Stoia Geller Rudman & Robbins LLP as Lead Counsel. On or about March 29, 2007, Lead Plaintiff filed a Verified Consolidated Shareholders Derivative Complaint (the “Complaint”), which alleged that the Individual Defendants violated §14(a) of the Securities Exchange Act of 1934 (“Exchange Act”) (15 U.S.C. §78n(a)) and also were

1 The Individual Defendants are Donald P. Kennedy, Parker S. Kennedy, Craig I. DeRoy, Dennis J. Gilmore, Gary L. Kermott, Curt A. Caspersen, Mark R. Arnesen, Anand K. Nallathambi, Max O. Valdes, Barry M. Sando, Kenneth D. DeGiorgio, John M. Hollenbeck, George L. Argyros, Gary J. Beban, J. David Chatham, William G. Davis, James L. Doti, Lewis W. Douglas, Jr., Frank E. O’Bryan, Roslyn B. Payne, D. Van Skilling, Herbert B. Tasker, Virginia M. Ueberroth, and Mary Lee Widener.

liable for breaches of fiduciary duty, unjust enrichment and other state law violations in connection with the Company’s backdating of stock options from 1996 through at least 2006.

Thereafter, on or about May 14, 2007, Nominal Party First American and the Individual Defendants filed motions to dismiss the Complaint. On September 10, 2007, the Court heard oral argument on the motions to dismiss the Complaint. On September 20, 2007, the Court issued an order dismissing the action on demand futility grounds and allowing Plaintiffs leave to replead.

On November 19, 2007, Lead Plaintiff filed a Verified First Amended Consolidated Shareholders Derivative Complaint (“First Amended Complaint”) alleging that the Individual Defendants violated §14(a) of the Exchange Act (15 U.S.C. §78n(a)) and also were liable for breaches of fiduciary duty, unjust enrichment and other state law violations. At the time this Settlement was reached, Defendants’ motions to dismiss the First Amended Complaint were pending. The parties had an open dialogue concerning settlement at the time the First Amended Complaint was filed, and continued discussions after the filing of the First Amended Complaint and through the pendency of the motions to dismiss. These continued arm’s-length negotiations included numerous telephone conferences and multiple in-person meetings between various representatives of First American and counsel for Lead Plaintiff during which the terms of this Settlement were extensively debated and negotiated.

All parties to the Action have agreed to a resolution of the claims asserted therein and any and all claims which could have been asserted therein, as set forth in the Stipulation. All parties and their counsel concur that the Settlement described in the Stipulation is fair, reasonable, adequate, and in the best interest of First American and its shareholders.

III. TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court and may be viewed at www.firstam.com.

Lead Plaintiff, First American, and the Individual Defendants have stipulated that the commencement and prosecution of the Action, as well as Lead Plaintiff’s demands, were a significant factor in the agreement to adopt and/or implement the corporate governance reforms detailed below, that such measures are a direct result of the prosecution of the Action and that the reforms described below confer a substantial benefit to First American.

The Board of Directors of First American (the “Board”) have adopted, will adopt and/or will maintain the corporate governance measures described below and will maintain them for no less than five years, subject to certain provisions described below.

Separate Roles for Chairman of the Board and CEO

(a) After the completion of the previously announced spin-off and separation of the financial services and information solutions group, the positions of Chairman of the Board and Chief Executive Officer for both entities resulting from the spin-off and separation of the financial services and information solutions group shall be held by separate individuals;

Duties of the Chairman of the Board

(b) The Chairman of the Board will consider input from all directors as to the preparation of the agendas for the Board and Committee meetings;

(c) The Chairman of the Board shall consult at least once a quarter with the Company’s officers who are responsible for assuring compliance with and implementation of all applicable corporate and securities laws and make any recommendations for further action as necessary to ensure compliance;

Lead Director

(d) The independent directors of the Board shall elect a Lead Director. The Lead Director of the Board shall be elected annually by a majority vote of the independent directors. The Lead Director shall chair and coordinate the agenda for, and moderate executive sessions of, the Board’s independent directors, and act as the principal liaison between the independent directors as a group and the Chairman of the Board;

(e) In addition to the duties of all Board members (which shall not be limited or diminished by the Lead Director’s role), the specific responsibilities of the Lead Director are to provide advice to the Chairman of the Board with respect to the following:

(i) establishing an appropriate schedule for all Board meetings;

(ii) preparing agendas for the Board and Committee meetings;

(iii) the retention of consultants who report directly to the Board;

(iv) ensuring that the Corporate Governance and Nominating Committee oversees compliance with and implementation of the Company’s corporate governance policies;

(v) ensuring that the Chairman of the Corporate Governance and Nominating Committee oversees the process to recommend revisions to First American’s corporate governance policies; and

(vi) ensuring that the Compensation Committee oversees compliance with and implementation of the Company’s policies and procedures for evaluating and undertaking executive and incentive-based compensation, including stock options;

Enhanced Sarbanes-Oxley Act Compliance Procedure

(f) The Chief Executive Officer and Chief Financial Officer shall utilize sub-certifications in connection with certifications under the Sarbanes-Oxley Act of 2002;

Equity Compensation Grants and Related Compensation Policies

(g) As a result of the prosecution of the Action and this Settlement, the Board has agreed to utilize the following charters, procedures, polices and evaluations as a part of the Company’s efforts to strengthen its corporate governance and compensation and stock option granting practices:

(i) The Company’s Charters shall be amended or otherwise modified, as necessary, to require the continued shareholder approval of all stock option plans;

(ii) The Company shall maintain, review and regularly update, if necessary, its Policy Governing the Granting of Awards Under and the Administration of the 2006 Incentive Compensation Plan of the First American Corporation, as most recently amended on May 28, 2008;

(iii) The Company agrees that the Compensation Committee shall pre-approve all equity compensation grants and shall use pre-set stock option grant dates. In extraordinary circumstances, subject to Compensation Committee approval, equity compensation grants may be made on dates other than pre-set stock option grant dates;

(iv) At least once every two years, the Compensation Committee of the Board shall consult with its independent auditors to conduct, with the help of an independent expert as warranted, review and assessment of the Company’s Policy Governing the Granting of Awards Under the Administration of the 2006 Incentive Compensation Plan, as amended on May 28, 2008;

(v) At least once every two years, the Audit Committee of the Board shall consult with its independent auditors to conduct, if necessary, and with the help of an independent auditing or consulting firm as warranted, a comprehensive review and assessment of the Company’s internal controls and internal audit function and prepare and submit to the Audit Committee a report and any recommendations related thereto; and

(vi) At least once every two years, the Company shall review, revise and update, if necessary, its Charters for all Committees of the Board, including the

Audit Committee Charter, the Corporate Governance and Nominating Committee Charter and the Compensation Committee Charter;

New Directors and Stock Option Administration Personnel

(h) In 2007, Lead Plaintiff demanded the addition of one or more shareholder suggested new independent directors to the Board. Thereafter, a significant First American shareholder also called for First American to add certain new independent directors to the Board. During 2007 and 2008, Lead Plaintiff had his counsel convene a series of meetings with the Company’s outside counsel and Company executives to further attempt to secure the addition of shareholder suggested new independent directors to the Board. In 2008, First American agreed to add five new independent directors to its Board, the addition of which should enhance the Company’s governance and independence;

(i) The Company retained a professional stock option/RSU administrator;

New Control Procedures Implemented

(j) The Company reviewed and improved upon its controls and procedures regarding stock option granting practices and policies; and

(k) The Company conducted a comprehensive review of all periodic public filings, and formalized a process for preparing annual proxy and financial disclosures, including formalizing a Disclosure Committee responsible to evaluate processes for SEC filing review.

Lead Plaintiff’s counsel also reviewed and considered the additional measures implemented to address the issues underlying the allegations in the Complaint and raised in the Action. These measures, include, but are not limited to:

(a) Establishing a Special Committee of independent directors to fully investigate and report to the Audit Committee, with the assistance of outside independent counsel and forensic accountants, in relation to all such matters;

(b) Properly accounting for the reported mispriced options by restating its prior financial statements as applicable in its 2006 Form 10-K;

(c) Requiring the repayment of any unearned benefits in the total amount of $755,857.00 due to mispriced options from all of the named executive officers (other than Mr. Valdes) who were executive officers at the time of the mispriced grant as well as all members of the Board who received any benefit from mispriced options that had previously been exercised; and

(d) Pursuant to the recommendation of the Special Committee, the Board also created an ad-hoc special committee on governance recommendations which is comprised solely of independent directors to address recommendations that the Company take certain measures to improve its option granting practices, including related administrative processes and internal accounting controls, to bolster its corporate accounting, legal and compliance functions and to enhance its corporate governance.

The Board will maintain the provisions set forth above for no less than five (5) years unless the Board determines, in the exercise of its fiduciary duties, that such provisions are no longer in the best interests of First American and its shareholders. In the event such a determination is made, such proposed changes shall be submitted in writing to Lead Plaintiff’s counsel for review and consideration. If Lead Plaintiff does not object to the proposed changes within ten (10) days of receiving them, such proposed changes shall become effective immediately. If Lead Plaintiff requests modifications to such changes, and First American and Lead Plaintiff are able to reach an agreement regarding such proposed changes, then such changes shall become effective immediately upon a signed agreement by the parties to this effect. In the event Lead Plaintiff and First American are unable to agree upon such changes, the parties hereby agree to the following dispute resolution provisions which shall apply to any such disputes:

The parties will submit any such dispute to a single arbitrator who shall have power and authorization to render a binding decision on such matters. Such dispute shall be determined as rapidly as possible, with the arbitrator being advised that the process and decision shall take no longer than thirty (30) days from the date the arbitrator is retained. The decision shall not be appealable and shall be subject to the then existing rules of the Judicial Arbitration and Mediation Services as may be modified by agreement of the parties.

Notwithstanding the foregoing, nothing herein shall preclude the Board from making a change to the corporate governance provisions referred to in the Stipulation without following the process detailed directly above if the Board determines, in the good faith exercise of its fiduciary duties and after receiving advice of outside counsel, that an exigency exists whereby maintaining any of the foregoing corporate governance provisions is having or will immediately have a material negative impact on the Company that requires urgent attention; provided, however, that any such change or modification must be approved by a majority of the outside independent members of the Board. In the event such a change is enacted, Lead Plaintiff shall be immediately notified in writing of the same and, if deemed unacceptable, may elect to challenge and nullify any such change via the provisions set forth above. Similarly, nothing shall preclude the Board from taking any action to supplement, enhance, or otherwise strengthen any of the corporate governance measures set forth above or from otherwise taking action on any matters unrelated to the specific corporate governance provisions set forth above.

IV. DISMISSAL OF ACTION

The Stipulation also provides for the entry of judgment dismissing the Action against First American and the Individual Defendants with prejudice. As explained in more detail in the Stipulation, the judgment bars and releases all claims known or unknown that have been or could have been brought in any court on behalf of First American by the Lead Plaintiff in the Action or by First American, or any of its shareholders, against the Individual Defendants relating to any of the claims or matters that were alleged in the Action or that arise from the matters alleged in the

Action or could have been alleged in the Action with regard to First American’s historical stock option grants and granting practices.

V. PLAINTIFFS’ ATTORNEY FEES AND EXPENSES

Plaintiffs, First American and the Individual Defendants negotiated an agreement as to the attorney fees that First American and/or First American’s Directors’ and Officers’ insurers would pay to Lead Counsel for Plaintiffs in the Action. As a result of these negotiations, the parties have agreed that $2,050,000 will be paid to Lead Counsel for Plaintiffs in the Action for their attorney fees and expenses, subject to the Court’s approval. To date, Plaintiffs’ Counsel have not received any payments for their efforts on behalf of First American shareholders. The agreed-to fee will compensate Plaintiffs’ Counsel for the results achieved in the Action and the risks of undertaking the prosecution of the Action on a contingent basis.

VI. REASONS FOR THE SETTLEMENT

Counsel for the parties believe that the Settlement is in the best interests of the parties to the Action, First American and First American shareholders.

A. Why Did Plaintiffs Agree to Settle?

Plaintiffs’ Counsel conducted an extensive investigation relating to the claims and the underlying events and transactions alleged in the Action. Plaintiffs’ Counsel have analyzed the evidence adduced during their investigation, and have researched the applicable law with respect to the claims of Plaintiffs and First American against the Individual Defendants and the potential defenses thereto.

Based upon their investigation as set forth above, Plaintiffs and their counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Plaintiffs, First American and its shareholders, and in their best interests, and have agreed to settle the claims raised in the Action pursuant to the terms and provisions of the Stipulation after considering, among other things, the substantial benefits that First American and its shareholders will receive from the

Settlement, the uncertain outcome, risks, difficulties, and delays in the continued litigation of the Action and the actions taken by the Company and its Board of Directors in response to the alleged option backdating issues at First American.

In particular, Lead Plaintiff and his counsel considered the significant litigation risk inherent in this shareholder derivative action. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Lead Plaintiff and his counsel believe their claims are meritorious, Lead Plaintiff and his counsel acknowledge that there is a substantial risk that the Action may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Lead Plaintiff and his counsel believe that, under the circumstances, they have obtained the best possible relief for First American and its shareholders.

B. Why Did the Defendants Agree to Settle?

The Defendants have strenuously denied, and continue strenuously to deny each and every allegation of liability made against them or that could have been made against them in the Action, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. The Defendants have thus entered into the Stipulation to avoid the burden, expense, management distractions and uncertainties that would be involved in protracted litigation and without admitting any wrongdoing or liability.

VII. FINAL HEARING

On December 22, 2008, at 1:30 p.m., the Court will hold the Final Hearing at the United States District Court for the Central District of California, United States Courthouse, 411 West Fourth Street, Courtroom 10C, Santa Ana, California. At the Final Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate, including the agreed-to amount for Plaintiffs’ Counsel’s attorney fees and expenses, and thus should be finally approved and whether the Action should be dismissed with prejudice pursuant to the Stipulation.

VIII. RIGHT TO ATTEND FINAL HEARING

Any Current First American Shareholder may, but is not required to, appear in person at the Final Hearing. If you want to object at the Final Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Final Hearing, you should confirm the date and time before going to the Court. CURRENT FIRST AMERICAN SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE FINAL HEARING OR TAKE ANY OTHER ACTION.

IX. THE PROCEDURES FOR OBJECTING TO THE SETTLEMENT

Any Current First American Shareholder may appear and show cause, if he, she or it has any, why the Settlement of the Action should not be approved as fair, reasonable and adequate, or why a judgment should not be entered thereon, provided, however, that no Current First American Shareholder shall be heard or entitled to contest the approval of the terms and conditions of the Settlement, or, if approved, the judgment to be entered thereon approving the same, unless that person has, on or before December 8, 2008, served on the following counsel (delivered by hand or sent by first class mail) written objections and copies of any papers and briefs in support thereof at the addresses listed below:

COUGHLIN STOIA GELLER

    RUDMAN & ROBBINS LLP

JEFFREY D. LIGHT

655 West Broadway, Suite 1900

San Diego, CA 92101

Attorneys for Plaintiffs

GIBSON, DUNN & CRUTCHER LLP

ROBERT E. PALMER

MERYL L. YOUNG

3161 Michelson Drive

Irvine, CA 92612

Attorneys for Nominal Party First American

LATHAM & WATKINS LLP

PAMELA S. PALMER

650 Town Center Drive, 20th Floor

Costa Mesa, CA 92626-1925

Attorneys for Individual Defendants

Any Current First American Shareholder who does not make his, her or its objection in the manner provided herein shall be deemed to have waived such objection and shall forever be foreclosed from making any objection to the fairness, reasonableness or adequacy of the Settlement as incorporated in the Stipulation, unless otherwise ordered by the Court, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

X. HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the terms of the Settlement contained in the Stipulation.

You may inspect the Stipulation and other papers in the Action at the United States District Clerk’s office at any time during regular business hours of each business day. The Clerk’s office is located at the United States District Court for the Central District of California, United States Courthouse, 411 West Fourth Street, Room 1053, Santa Ana, California. However, you must appear in person to inspect these documents. The Clerk’s office will not mail copies to you. In addition, this Notice and the Stipulation can be viewed on the Company’s website at www.firstam.com.

PLEASE DO NOT CALL, WRITE OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Plaintiffs’ Counsel, c/o Rick Nelson (shareholder relations), Coughlin Stoia Geller Rudman & Robbins LLP, 655 West Broadway, Suite 1900, San Diego, California 92101-3301, Telephone: 1-800-449-4900.

DATED: , 2008	BY ORDER OF THE COURT UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA SOUTHERN DIVISION